Exhibit 99.2

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

To ChoicePoint Inc.:

We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements included in ChoicePoint Inc.’s annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated February 15, 2002. We did not audit the 1999 consolidated financial statements of DBT Online, Inc. and subsidiaries, a company acquired during 2000 in a transaction accounted for as a pooling of interests as discussed in Note 2. Such statements are included in the consolidated financial statements of ChoicePoint Inc. and reflect total revenue of 15% of the related consolidated totals for the year ended December 31, 1999. These statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for DBT Online, Inc. and subsidiaries is based solely on the report of the other auditors. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the index is the responsibility of the company’s management and is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

Arthur Andersen LLP
Atlanta, Georgia
February 15, 2002

EXPLANATORY NOTE REGARDING REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     On March 21, 2002, ChoicePoint Inc. decided to no longer engage Arthur Andersen LLP as its independent public accountants and engaged Deloitte & Touche LLP to serve as its independent public accountants for the year ending December 31, 2002. More information regarding ChoicePoint Inc.’s change in independent public accountants is contained in a current report on Form 8-K filed with the SEC on March 22, 2002.

     We could not obtain permission of Arthur Andersen LLP to the inclusion in this Annual Report on Form 10-K of their Report of Independent Public Accountants above. Accordingly, the report of Arthur Andersen LLP above is merely reproduced from ChoicePoint Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001 (although the financial statements for the year ended December 31, 1999 referred to in that report are not included herein) and does not include the manual signature of Arthur Andersen LLP.

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